Exhibit 99.1

International Business Operations* Performance

Pre-Tax Income

% increase/(decrease) vs. prior year

($ in billions) 38%

2010

$1.2

2011

$1.6

*International represents the sum of the Europe, Middle East and Africa (EMEA) region, the Japan, Asia/Pacific and Australia (JAPA) region and the Latin America, Caribbean and Canada (LACC) region to be set forth in the geographic note to the Company’s 2011 consolidated financial statements.